Exhibit 4.7

(SEE REVERSE LEGEND)

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR

TO 5:00 P.M. EASTERN STANDARD TIME,         , 20__)

Number	ADCARE HEALTH SYSTEMS, INC.	Warrants

WARRANT

CUSIP ____________

THIS CERTIFIES THAT, for value received, [•]

is the registered holder of a Warrant expiring  [•], 20__ (the "Warrant") to purchase one fully paid and non-assessable share of Common Stock, no par value ("Shares"), of AdCare Health Systems, Inc., an Ohio corporation (the "Company") for each one Warrant evidenced by this Warrant Certificate.  The Warrant entitles the holder thereof to purchase from the Company, commencing on the date the Warrant is separated from the Unit of which it is a part, such number of Shares of the Company at the price of $2.50 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer and Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and the Warrant Agent.  The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant.  If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

At any time or from time to time following the close of the Offering, the Company, at its option, may, upon written notice to the Registered Holder (the “Call Notice”), call up to one hundred percent (100%) of the Warrants held by such Holder if (i) the Common Stock underlying the Warrants (the “Warrant Shares”) is registered pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, and (ii) the closing sale price of the Common Stock on the NYSE-AMEX is at or above $6.00 per share for ten (10) consecutive trading days during which the average trading volume for such ten (10) day period is at least 40,000 shares.  To be effective, the Call Notice must be given within fifteen (15) business days after the aforementioned ten (10) day period.  The rights and privileges granted pursuant to this Warrant with respect to such Warrant Shares subject to the Call Notice terminate if this Warrant is not exercised by the Registered Holder in accordance with the Call Notice within ten (10) business days after the Call Notice is received by such Holder (the “Call Exercise Period”).  In the event that this Warrant is not exercised by the Registered Holder with respect to the Warrant Shares subject to the Call Notice within the Call Exercise Period, this Warrant shall automatically expire at 5:00 p.m. eastern time on the last day of the Call Exercise Period and the Company will remit to the Registered Holder ten cents ($.10) per Warrant Share and a new Warrant Certificate representing the number of Warrant Shares, if any, with respect to which this Warrant has not been exercised or subject to a Call Notice upon such Holder tendering to the Company the expired Warrant Certificate.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company until exercised.

Countersigned:

CONTINENTAL STOCK TRANSFER

ADCARE HEALTH SYSTEMS, INC.,
AND TRUST COMPANY

By:

By:

CORPORATE SEAL
OHIO
X

Authorized Officer:	Secretary:	President:
________________________	_______________________	__________________________

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise [•] Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

______________________________________________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

______________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________________________________________________________________

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: ___________________
(SIGNATURE)
(ADDRESS)
(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _____________________________________ hereby sell, assign, and transfer unto

______________________________________________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

______________________________________________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____________________________________of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint

___________________________________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ___________________
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE/ARCAEX OR CHICAGO STOCK EXCHANGE.

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